UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code	)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 5.02 (b)	Departure of Chief Financial Officer
ITEM 5.02 (c)	Appointment of New Chief Financial Officer
ITEM 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1	Separation Agreement
Exhibit 99.2	Consulting Services Agreement
Exhibit 99.3	Press Release

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2007, we entered into a Separation Agreement with Dallas E. Lucas, pursuant to which Mr. Lucas will resign from his position as Executive Vice President and Chief Financial Officer, effective as of March 2, 2007 (the “Effective Date”). A brief description of the significant terms and conditions of the Separation Agreement with Mr. Lucas is set forth below. Also on February 27, 2007, we entered into a Consulting Services Agreement (“the “Consulting Services Agreement”) with Mr. Lucas (described below), pursuant to which Mr. Lucas will continue to provide consulting services to us beginning on the Effective Date. The description of each document contained in this current report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

Separation Agreement

Pursuant to the Separation Agreement, Mr. Lucas’ Employment Agreement with us will terminate effective as of the Effective Date, subject to our obligation to pay him certain accrued obligations and benefits under the Employment Agreement. The Separation Agreement provides that Mr. Lucas’ resignation will not be deemed either a resignation for “Good Reason” or a termination for “Cause” within the meaning of his Employment Agreement.

On April 23, 2005, we granted Mr. Lucas a performance award under our Amended and Restated 2003 Incentive Award Plan which provides for a bonus payment in the event that certain performance goals tied to increases in our shareholder value are achieved. To the extent that the performance award is not vested as of the Effective Date, Mr. Lucas will forfeit his right to the performance award and any payment thereunder.

Pursuant to the Separation Agreement, as of the Effective Date, we will execute a general release of claims in favor of Mr. Lucas, which, together with our entry into the Consulting Services Agreement, acts as good and valuable consideration for Mr. Lucas’ execution of a similar release in our favor.

The Separation Agreement provides that Mr. Lucas will continue to be subject to the confidentiality and non-solicitation covenants set forth in his Employment Agreement.

Consulting Services Agreement

Concurrently with Mr. Lucas’ resignation, we entered into a Consulting Services Agreement, commencing as of the Effective Date and continuing until May 30, 2007 (the “Consulting Term”) unless otherwise terminated. Pursuant to such agreement, Mr. Lucas is to provide certain consulting services to us on a non-exclusive basis for the Consulting Term. Mr. Lucas’ services to us will include, among other things, assistance with:

•	the acquisition of certain properties;

•	the closing, development and/or management of certain projects;

•	raising additional capital through use of the public and private capital markets;

•	obtaining financing for certain projects; and

•	management transition and succession matters.

We will pay to Mr. Lucas in consideration of his services:

•	an hourly rate of $350; and

•
a specified fee (“Success Fee”) for the successful completion of each of certain specified development, acquisition and financing related tasks (for an aggregate possible fee of $2.5 million plus the additional possibility for future consulting fees in certain instances).

With respect to the Success Fees, for each of the three calendar months of the Consulting Term, we will pay Mr. Lucas a monthly advance of $200,000 against the potential Success Fees. To the extent that such advances exceed the Success Fees actually earned by Mr. Lucas, he shall repay the excess amount within 20 days after the end of the Consulting Term.

Mr. Lucas may terminate the agreement upon 30 days’ prior written notice to us. The agreement may be terminated by us at any time, with or without advance notice, by providing written notice of termination to Mr. Lucas. In the event of early termination by us before May 30, 2007 for any reason other than a material default, we will pay Mr. Lucas $2.5 million (less any Success Fee previously paid to him)as soon as practicable upon termination.

Section 5 Corporate Governance and Management

Item 5.02(b) Departure of Chief Financial Officer

  Upon the Effective Date and by the terms of the Separation Agreement referenced above, Mr. Lucas will no longer serve as our Chief Financial Officer.

Item 5.02(c) Appointment of New Chief Financial Officer

On February 26, 2007, the compensation committee of our board of directors approved the appointment of Martin A. Griffiths to the position of Chief Financial Officer.

Mr. Griffiths, 43, has served as our Executive Vice President, Operations since July 2006. He is a financial and expert tax professional who is an effective manager and is skilled in conceptualizing and structuring real estate transactions. Mr. Griffiths has represented numerous public and private real estate companies in his career particularly Maguire Properties, but including Douglas Emmett Realty, Thomas Properties Group, CommonWealth Partners and Macerich Company. Prior to joining us, he was most recently a partner at Deloitte Tax, LLP where he ran the real estate tax group for the Pacific Southwest. Prior to that, Mr. Griffiths was a partner in the real estate tax practice at Arthur Andersen where he worked from 1985 to 2002. He has worked closely with the Maguire organization for over 20 years. He holds a Bachelor of Science degree in accounting from Loyola Marymount University and is a certified public accountant.

On February 27, 2007, in connection with his appointment to Chief Financial Officer, we amended Mr. Griffiths’ employment agreement, dated June 11, 2006, by and among Mr. Griffiths, Maguire Properties, L.P. and us, the material terms of which were reported on Form 8-K and filed with the Securities Exchange Commission on June 13, 2006 and incorporated herein by reference. The amendment changes Mr. Griffiths’ title to “Executive Vice President and Chief Financial Officer of Maguire Properties, Inc. and Maguire Properties, L.P.” and will become effective as of March 2, 2007.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Separation Agreement dated February 27, 2007 between Maguire Properties, Inc. and Dallas E. Lucas.
99.2	Consulting Services Agreement dated February 27, 2007 between Maguire Properties, L.P. and Dallas E. Lucas.
99.3	Press Release dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: February 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement dated February 27, 2007 between Maguire Properties, Inc. and Dallas E. Lucas.
99.2	Consulting Services Agreement dated February 27, 2007 between Maguire Properties, L.P. and Dallas E. Lucas.
99.3	Press Release dated February 27, 2007.